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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tax-Deferred Savings and Deferred Profit Sharing Plan of California Microwave, Inc. and to the incorporation by reference therein of our report dated August 10, 1998, with respect to the consolidated financial statements and schedule of California Microwave, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
---------------------
Ernst & Young LLP

Palo Alto, California
December  29, 1998